UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 21, 2025

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

5655 Riggins Court, Suite 15, Reno, NV 89502

(Address of principal executive offices) (zip code)

(888) 909-5548

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

ITEM 8.01 OTHER EVENTS

On February 21, 2025, Nevada Canyon Gold Corp. (the “Company”), entered into a marketing consulting services agreement (the “Agreement”) with Spark Newswire Inc. (“Spark”). Pursuant to the Agreement, Spark has agreed to provide certain investor relations, consulting and advisory services, which include, among other things: (i) social media brand awareness and digital advertising campaigns, (ii) content and communication strategy, and (iii) technical market analysis services (collectively, the “Services”). Spark’s engagement is for an initial term of six months (the “Initial Term”), subject to extension by mutual agreement. In consideration for the Services, the Company has agreed to pay a cash fee of US$300,000. Following the Initial Term, the Company may elect to continue with an active monthly budget or switch to a monthly maintenance budget of US$50,000 that provides for reduced services.

A copy of the Agreement dated February 21, 2025, is attached as Exhibit 99.1 hereto.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

99.1	Marketing Consulting Services Agreement with Spark Newswire Inc., dated February 21, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Alan Day
Alan Day
President and Chief Executive Officer

Date: February 27, 2025